                         ULTRATECH STEPPER, INC.

                            EXHIBIT 11.1

        STATEMENT OF COMPUTATION OF NET INCOME PER COMMON SHARE


Shares used in the net income per common share computation are the weighted average number of common shares outstanding plus dilutive common share equivalents.

Shares used in the per share computation are as follows:


                                             Three Months Ended     Six Months Ended
                                             ------------------- --------------------
                                               June 30,  June 30,  June 30,  June 30,
(in thousands, except per share amounts)         1996      1995      1996      1995
                                               --------  --------  --------   -------

Weighted average common shares outstanding      20,026    17,768    19,947     17,196

Common share equivalents from stock options
  granted (using the treasury stock method)      1,253     1,765     1,306      1,758
                                               --------  --------  --------   -------

Number of shares used in per share calculation  21,279    19,533    21,253     18,954
                                               --------  --------  --------   -------
                                               --------  --------  --------   -------

Net income                                     $ 9,276   $ 5,260   $17,917    $ 9,376
                                               --------  --------  --------   -------
                                               --------  --------  --------   -------

Net income per share                             $0.44     $0.27     $0.84      $0.49
                                               --------  --------  --------   -------
                                               --------  --------  --------   -------

* All share and per share data have been retroactively restated to reflect a two-for-one stock split distributed on May 10, 1995.











                                     20